UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  August 27, 2014

ORIENT PAPER, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-34577	20-4158835
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

Science Park, Juli Road Xushui County, Baoding City Hebei Province, People’s Republic of China 072550
(Address of Principal Executive Offices)

Registrant's telephone number, including area code:   (86) 312-8698215

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On August 27, 2014, Orient Paper, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with certain investors (collectively, the “Purchasers”) pursuant to which the Company has agreed to issue and sell to the Purchasers in a registered public offering (the “Offering”) an aggregate of 1,562,500 shares of the Company’s common stock (collectively, the “Shares”) and warrants to purchase an aggregate of 781,250 shares of the Company’s common stock (collectively, the “Warrants”) at a purchase price of $1.60 per share, for aggregate expected gross proceeds of $2.50 million. Net proceeds, after deducting the Placement Agent Fee (described below) and other estimated offering expenses payable by the Company, are expected to be approximately $2.17 million. The Company expects that the Offering will close on or about September 3, 2014, subject to the satisfaction of customary closing conditions. The Company intends to use the net proceeds from the Offering for working capital and general corporate purposes.

Pursuant to the terms of the Securities Purchase Agreement, at the closing, each Purchaser will be issued a Warrant to purchase up to a number of shares of the Company’s common stock equal to 50% of the shares issued to such Purchaser. The Warrants have an exercise price of $1.70 per share, with two warrants being exercisable for one share of common stock, are exercisable immediately upon issuance and have a term of exercise equal to five years from the date of issuance of the Warrants.

The Shares, Warrants, and the shares of common stock issuable upon exercise of the Warrants (the “Warrant Shares”, and, together with the Shares and the Warrants, the “Securities”) are registered under the Securities Act of 1933 (the “Securities Act”) pursuant to the Company’s Registration Statement on Form S-3 (No. 333-196111), which was declared effective by the Securities and Exchange Commission (the “SEC”) on June 16, 2014, as supplemented by a prospectus supplement dated August 27, 2014 and filed with the SEC on August 29, 2014 pursuant to Rule 424(b)(5) under the Securities Act (the “Registration Statement”).

Placement Agent Engagement Letter; Placement Agent Warrants

Pursuant to an engagement letter, dated June 3, 2014, by and between the Company and H.C. Wainwright & Co. (“Wainwright”) (as amended, the “Engagement Letter”), Wainwright agreed to act as the Company’s placement agent in connection with the Offering. Pursuant to the Engagement Letter, the Company agreed to pay an aggregate cash fee to Wainwright equal to 5.00% of the gross proceeds of the Offering (the “Placement Agent Fee”) and a non-accountable expense allowance equal to $60,000. In addition, the Company agreed to issue warrants to purchase an aggregate of up to 2.50% of the aggregate number of shares of common stock sold in the Offering to the placement agent (the “Placement Agent Warrants”). The Placement Agent Warrants will have substantially the same terms as the Warrants to be issued to the Purchasers, except that the exercise price shall be $2.00 per share and the expiration date shall be five years from the effective date of the Registration Statement.

The issuance of the Placement Agent Warrants (including the issuance of the shares of the Company’s common stock underlying the Placement Agent Warrants) is registered pursuant to the Registration Statement.

The form of the Warrant and the Securities Purchase Agreement are filed as Exhibits 1.1 and 10.1 hereto, respectively, and are incorporated herein by reference. The engagement letter and the amendments thereto on August 19, 2014 and August 25, 2014, respectively, are filed Exhibit 1.1, 1.2, 1.3 and 1.4, respectively, and are incorporated herein by reference. The foregoing description of such documents and the transactions contemplated thereby is qualified in its entirety by reference to such exhibits.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

1.1	Engagement Letter, dated as of June 3, 2014, between the Company and H.C. Wainwright & Co., LLC.
1.2	Amendment to the Engagement Letter, dated as of July 1, 2014
1.3	Amendment to the Engagement Letter, dated as of August 19, 2014.
1.4	Amendment to the Engagement Letter, dated as of August 25, 2014
4.1	Form of Warrant.
5.1	Opinion of Brownstein Hyatt Farber Schreck, LLP.
5.2	Opinion of DLA Piper LLP (US)
10.1	Securities Purchase Agreement, dated August 25, 2014.
23.1	Consent of Brownstein Hyatt Farber Schreck, LLP (contained in Exhibit 5.1).
23.2	Consent of DLA Piper LLP (US) (contained in Exhibit 5.2).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 3, 2014

ORIENT PAPER, INC.

	By:	/s/ Winston C. Yen
Winston C. Yen
Chief Financial Officer

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